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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 8, 2005

                          CITICORP



                          By: /s/ Serena D. Moe
                          --------------------------------------------
                          Name:   Serena D. Moe
                          Title:  Assistant Secretary


                          CITIGROUP HOLDINGS COMPANY



                          By: /s/ Serena D. Moe
                          --------------------------------------------
                          Name:   Serena D. Moe
                          Title:  Assistant Secretary



                          CITIGROUP INC.



                          By: /s/ Serena D. Moe
                          --------------------------------------------
                          Name:   Serena D. Moe
                          Title:  Assistant Secretary